Exhibit 99.2

LETTER TO DTC PARTICIPANTS

SABINE PASS LIQUEFACTION, LLC

OFFER TO EXCHANGE ITS

6.25% SENIOR SECURED NOTES DUE 2022

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

FOR ANY AND ALL OF ITS ISSUED AND OUTSTANDING

6.25% SENIOR SECURED NOTES DUE 2022

THAT HAVE NOT BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933

(CUSIP NOS. 785592 AC0 AND U77888 AD4)

OFFER TO EXCHANGE ITS

5.625% SENIOR SECURED NOTES DUE 2023

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

FOR ANY AND ALL OF ITS ISSUED AND OUTSTANDING

5.625% SENIOR SECURED NOTES DUE 2023

THAT HAVE NOT BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933

(CUSIP NOS. 785592 AG1 AND U77888 AF9)

OFFER TO EXCHANGE ITS

5.75% SENIOR SECURED NOTES DUE 2024

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

FOR ANY AND ALL OF ITS ISSUED AND OUTSTANDING

5.75% SENIOR SECURED NOTES DUE 2024

THAT HAVE NOT BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933

(CUSIP NOS. 785592 AF3 AND U77888 AE2)

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Sabine Pass Liquefaction, LLC, a Delaware limited liability company (the “Company”), is offering, subject to the terms and conditions set forth in its prospectus, dated                     , 2014 (the “Prospectus”), relating to the offer (the “Exchange Offer”) of the Company to exchange up to (i) $1,000,000,000 of its 6.25% Senior Secured Notes due 2022 (the “New 2022 Notes”), (ii) up to $500,000,000 of its 5.625% Senior Secured Notes due 2023 (the “New 2023 Notes”) and (iii) up to $2,000,000,000 of its 5.75% Senior Secured Notes due 2024 (the “New 2024 Notes,” and together with the New 2022 Notes and the New 2023 Notes, the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding (i) 6.25% Senior Secured Notes due 2022 (CUSIP Nos. 785592 AC0 and U77888 AD4) (the “Old 2022 Notes”), (ii) 5.625% Senior Secured Notes due 2023 (CUSIP Nos. 785592 AG1 and U77888 AF9) (the “Old 2023 Notes”) and (iii) 5.75% Senior Secured Notes due 2024 (CUSIP Nos. 785592 AF3 and U77888 AE2) (the “Old 2024 Notes,” and together with the Old 2022 Notes and the Old 2023 Notes, the “Old Notes”) that have not been registered under the Securities Act. The Exchange Offer is being extended to all holders of the Old Notes in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of November 25, 2013, by and between the Company and the Initial Purchasers party thereto and the Registration Rights Agreement, dated as of May 20, 2014, by and between the Company and the Initial Purchasers party thereto. The New 2022 Notes, the New 2023 Notes and the New 2024 Notes are substantially identical to the Old 2022 Notes, the Old 2023 Notes and the Old 2024 Notes, respectively, except that the transfer restrictions, registration rights and provisions for additional interest applicable to the Old Notes do not apply to the New Notes.

Please contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1.	the Prospectus;

2.	a Letter of Transmittal for your use and for the information of your clients;

3.	a form of letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

4.	return envelopes addressed to the Exchange Agent.

Your prompt action is requested. The Exchange Offer will expire at 12:00 midnight, New York City time, at the end of                     , 2014, unless the Exchange Offer is extended (such time and date as it may be extended, the “Expiration Date”). Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 12:00 midnight, New York City time, on the Expiration Date.

Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that:

•	the New Notes acquired in exchange for Old Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes whether or not such person is the undersigned;

•	neither the holder of Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of New Notes within the meaning of the Securities Act;

•	neither the holder nor any such other person is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or a broker-dealer tendering Old Notes acquired directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•	the holder is not engaged in, and does not intend to engage in, a distribution of the New Notes.

If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it acknowledges that it may be a statutory underwriter and it will deliver a prospectus in connection with any resale of such New Notes.

The enclosed Letter to Clients contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

The holder must do one of the following on or prior to the Expiration Date to participate in the Exchange Offer:

•	tender the Old Notes by sending the certificates for the Old Notes, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, to the Exchange Agent at the address listed in the Prospectus under the caption “The Exchange Offer — Exchange Agent”; or

•	tender the Old Notes by using the book-entry procedures described in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering” through The Depository Trust Company’s Automated Tender Offer Program.

The Company will, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes in the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours, SABINE PASS LIQUEFACTION, LLC

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF SABINE PASS LIQUEFACTION, LLC OR THE EXCHANGE

AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures